UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	001-35612	80-0763623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

38C Grove Street, Suite 100 Ridgefield, Connecticut	06877
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 244-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Bonus Amounts

Northern Tier Energy LP (the “Partnership”) filed its Annual Report on Form 10-K with the Securities and Exchange Commission on February 27, 2014 (the “Form 10-K”). At the time of the filing, the Partnership had not yet determined the amount of any annual cash bonuses to named executive officers for the 2013 calendar year. As provided in the Form 10-K, the Partnership agreed to subsequently disclose the amounts of such 2013 annual cash bonuses when they were determined and paid.

The Partnership determined and paid the following 2013 annual cash bonuses to the below named executive officers on March 7, 2014:

Named Executive Officer and Position	Amount of 2013 Annual Bonus	New “Total” Compensation Amount for 2013 Year
Chet Kuchta - Vice President and Chief Operating Officer	$500,769	$2,223,160
David Bonczek - Vice President and Chief Financial Officer	$267,144	$1,272,752

In addition, the Partnership determined that Greg Mullins, President—St. Paul Park Refining Company of the general partner of the Partnership and certain of its subsidiaries, will receive a 2013 annual cash bonus in the amount of $218,663, which would have increased his “Total” compensation in the Summary Compensation Table of the Form 10-K to $1,099,979. Since Mr. Mullins will be retiring effective as of March 14, 2014, his bonus will be paid to him following his execution of the customary release agreement that he will be required to execute in connection with his retirement and the expiration of all applicable waiting periods.

The Partnership also determined that Hank Kuchta, the former President and Chief Executive Officer of the general partner of the Partnership and certain of its subsidiaries, will be eligible to receive a 2013 annual cash bonus in the amount of $708,750, which would have increased his “Total” compensation in the Summary Compensation Table of the Form 10-K to $3,016,821. Mr. Hank Kuchta’s bonus will be paid to him following the expiration of all applicable waiting periods under the release agreement he executed in connection with his retirement (which retirement was previously disclosed in Current Reports on Form 8-K and 8-K/A filed on February 21, 2014, and March 4, 2014, respectively).

Cautionary Statement on Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements as defined by the Securities and Exchange Commission. The forward-looking statements contained herein include statements about the anticipated payment of the 2013 annual cash bonus and the execution and delivery of certain release agreement(s). These statements are subject to the general risks inherent in the Partnership’s business and its expectations may or may not be realized. The Partnership’s expectations may be based upon assumptions or judgments that prove to be incorrect. Additional information relating to the uncertainties affecting the Partnership’s business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and the Partnership does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Resignation of Named Executive Officers

On March 6, 2014, Mr. Mullins, President—St. Paul Park Refining Company of the general partner of the Partnership and certain of its subsidiaries, informed the Partnership that he would be retiring from his position with the general partner of the Partnership and certain of its subsidiaries effective as of March 14, 2014. Mr. Chet Kuchta will also be leaving his position as Vice President and Chief Operating Officer of the general partner of the Partnership and certain of its subsidiaries effective as of March 14, 2014. The general partner of the Partnership has not appointed replacements for either Mr. Chet Kuchta or Mr. Mullins.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Tier Energy LP

	By:	Northern Tier Energy GP LLC,
its general partner

Date: March 12, 2014	By:	/s/ David Bonczek
David Bonczek
Vice President and Chief Financial Officer